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                                                                   EXHIBIT 10.10

                            AMENDMENT NO. 1 TO THE
                         FIRST SUPPLEMENTAL PLAN TO THE
                         DYNEGY INC. SEVERANCE PAY PLAN

     WHEREAS, effective as of June 9, 1999, Dynegy Inc. ("Dynegy") amended and restated the First Supplemental Plan to the Dynegy Inc. Severance Pay Plan (the "First Supplemental Plan"); and

     WHEREAS, Dynegy desires to further amend the First Supplemental Plan;

     NOW THEREFORE, the First Supplemental Plan is hereby amended as follows, effective as of June 9, 1999:

     1. The following new section shall be added immediately following Section II.C. of the First Supplemental Plan:

         "C.1. "EXCLUDED TERMINATION" shall mean any termination of a Participant's employment with the Company by reason of a merger, acquisition, sale, transfer, outsourcing, reorganization or restructuring of all or part of the Company or any affiliate or division thereof where either (a) such Participant is offered another position within the Company that provides such Participant with a base salary at least equal to or greater than his or her base salary in effect on the last day of such Participant's active service for the Company (including, without limitation, a position that would require such Participant to transfer to a different work location so long as he or she has been offered the Company's standard relocation package in connection with such transfer) or (b) such Participant accepts any position with a Successor Company, including an outside contractor, whether affiliated or unaffiliated with the Company and whether or not the Successor Company adopts the Plan or the First Supplemental Plan."

     2. Section II.D. of the First Supplemental Plan shall be deleted and the following shall be substituted therefor:

          "D. "INVOLUNTARY TERMINATION" shall mean, with respect to each Participant, any termination of such Participant's employment with the Company; provided, however, that the term "Involuntary Termination" shall not include a voluntary resignation by such Participant, an Excluded Termination, a Termination for Cause, or any termination as a result of such Participant's death or Disability."

     3. As amended hereby, the First Supplemental Plan is hereby ratified and reaffirmed.

                                   EXECUTED this ______ day of July, 1999.

                                   DYNEGY INC.


                                   By:
                                      ----------------------------------
                                      MICHAEL B. BARTON
                                      VICE PRESIDENT OF HUMAN RESOURCES